UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2015

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55008	47-4180540
(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239

Miami, Florida 33140

(Address of Principal Executive Offices, Zip Code)

(305)-370-0482

(Registrant's Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On August 7, 2015, Ethan New York Inc., a New York corporation (“Ethan NY”) and wholly-owned subsidiary of Biotech Products Services and Research, Inc. (the “Company”), entered into an employment agreement with Agnia Deskins pursuant to which Ms. Deskins will be the president of Ethan NY for a term of three years. If gross sales of Ethan NY are $50,000 or more but less than $75,000 and net profit margin on the aggregate sales is at least 50%, then her base salary will be $6,000. If gross sales of Ethan NY are $75,000 or more but less than $100,000 and net profit margin on the aggregate sales is at least 50%, then her base monthly salary will be $10,000. If gross sales of Ethan NY are $100,000 or more but less than $75,000 and net profit margin on the aggregate sales is at least 50%, then her base salary will be $12,000. The agreement is terminable at will by either party with or without cause.

In connection with the execution and delivery of the employment agreement, the Company agreed to issue Ms. Deskins 12,500 restricted shares of common stock but has subsequently decided to issue her warrants to purchase 100,000 shares of common stock at $0.50 per share and 100,000 shares $1.00 per share for five years. Ms. Deskins purchased 200,000 shares of common stock of the Company for an investment of $100,000.

For all the terms and conditions of the employment agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.4. All statements made herein concerning the employment agreement are qualified by reference to said Exhibit.

New York Lease

On September 3, 2015, Ethan NY entered into a five-year lease agreement (the “Lease”) with M&E Mott LLC for the southern retail space and the useable basement space underneath such space at 246 Mott Street, New York, New York. The annual rent for the space is $95,000 for the first year, $117,420 for the second year, $120,942 for the third year, $124,570 for the fourth year and $128,308 During the first two months of the Lease, from October through November 31st, Ethan NY is expected to perform electrical and other repair work to the premises, but if the work is not completed to the satisfaction of the landlord then Ethan NY is responsible for the first two months of rent ($9,500 per month). Ethan NY is also responsible for all electrical and utility charges as well as 7.25% of any tax escalations.

Ms. Deskins executed an absolute and unconditional guaranty to the landlord if Ethan NY does not perform its obligations under the Lease.

For all the terms and conditions of the Lease, reference is hereby made to such Lease annexed hereto as Exhibit 10.5. All statements made herein concerning the Lease are qualified by reference to said Exhibit.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The shares of common stock issued by the Company described in Item 1.01 above were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.4	Employment Agreement dated August 7, 2015 between Ethan New York Inc. and Agnia Deskins

10.5	Lease dated September 3, 2015 between Ethan New York Inc. and M&E Mott LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: October 13, 2015	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer

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